Exhibit 10.1

NINTH EXTENSION OF FORBEARANCE UNDER
LOAN AND SECURITY AGREEMENT

This Ninth Extension of Forbearance under Loan and Security Agreement (this “Ninth Forbearance Extension”) is entered into as of the 1st day of July, 2013 (the “Ninth Extension Effective Date”), by and between ISC8, Inc. (formerly Irvine Sensors Corporation), a Delaware corporation with its principal place of business at 3001 Red Hill Ave., Bldg. 4/108, Costa Mesa, Orange County, CA 92926 (“Borrower”) and Partners for Growth III, L.P. (“PFG”).  Except as otherwise specified herein, capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).

WHEREAS, Borrower and PFG entered into that certain Loan and Security Agreement dated as of December 14, 2011, as amended by the Forbearance (as defined below) (the “Loan Agreement”);

WHEREAS, PFG provided the credit contemplated under the Loan Agreement as, when and how specified in the Loan Agreement;

WHEREAS, PFG and Borrower entered into that certain Forbearance, Limited Waiver and Consent under Loan and Security Agreement on August 21, 2012, to, inter alia, address financial covenant defaults by Borrower specified therein (the “Specified Defaults” and such Forbearance, Limited Waiver and Consent under Loan and Security Agreement on August 21, 2012, the “Forbearance”);

WHEREAS, PFG and Borrower entered into that certain Extension of Forbearance under Loan and Security Agreement on September 28, 2012 (the “First Forbearance Extension”) extending PFG’s forbearance until October 31, 2012;

WHEREAS, PFG and Borrower entered into that certain Extension of Forbearance under Loan and Security Agreement on October 31, 2012 (the “Second Forbearance Extension”) extending PFG’s forbearance until December 15, 2012;

WHEREAS, PFG and Borrower entered into that certain Extension of Forbearance under Loan and Security Agreement on December 15, 2012 (the “Third Forbearance Extension”) extending PFG’s forbearance until January 31, 2013;

WHEREAS, PFG and Borrower entered into that certain Extension of Forbearance under Loan and Security Agreement as of February 1, 2013 (the “Fourth Forbearance Extension”) extending PFG’s forbearance until February 28, 2013;

WHEREAS, PFG and Borrower entered into that certain Extension of Forbearance under Loan and Security Agreement as of March 1, 2013 (the “Fifth Forbearance Extension”) extending PFG’s forbearance until March 31, 2013;
WHEREAS, PFG and Borrower entered into that certain Extension of Forbearance under Loan and Security Agreement as of April 1, 2013 (the “Sixth Forbearance Extension”) extending PFG’s forbearance until April 30, 2013;

WHEREAS, PFG and Borrower entered into that certain Extension of Forbearance under Loan and Security Agreement as of May 1, 2013 (the “Seventh Forbearance Extension”) extending PFG’s forbearance until May 31, 2013;

WHEREAS, Borrower in March, 2013, resolved, and ceased to be engaged in its Government-focused business, terminating all of its employees and exiting the facilities associated with that business (the “Shutdown Transaction”), and Borrower treated the Shutdown Transaction as a disposition of obsolete or unneeded Equipment in the ordinary course of Borrower’s business not requiring PFG’s consent under the Loan Documents. Certain terminated employees of Borrower formed a new corporation named “Irvine Sensors Corporation” (“New ISC”) in an attempt to continue Borrower’s former government business. No ownership or security interest exists between Borrower and New ISC.;

       WHEREAS, PFG and Borrower entered into that certain Extension of Forbearance under Loan and Security Agreement as of June 1, 2013 (the “Eighth Forbearance Extension”) extending PFG’s forbearance until June 30, 2013;

WHEREAS, Borrower remains in default due to the Specified Default and PFG’s agreement to Forbear (as defined below) expires on the date hereof;

WHEREAS, (i) Borrower, acknowledging that the Specified Defaults have occurred and are continuing, has requested that PFG extend the term of the Forbearance and, subject to the terms and conditions of this Ninth Forbearance Extension, PFG is willing to defer exercising remedies under the Loan Agreement (to “Forbear”) due to the Specified Defaults, extend the term of the Forbearance and modify the terms of the Loan Agreement as set forth herein;

NOW THEREFORE, the parties hereby agree as follows:

1.           Extension of Forbearance. Section 2(a)(i) of the Forbearance which (after giving effect to the Eighth Forbearance Extension) read as follows (with quotes and italicized text added for convenience of reading only):

“(i)           Forbearance by PFG.  In consideration of, among other things, Borrower’s compliance with each and every term of this Forbearance, PFG hereby agrees to forbear from exercising its rights and remedies as a result of the Specified Defaults until the earliest to occur of (i) a Default or an Event of Default under the Loan Agreement (with the sole exception of the Specified Defaults), (ii) the failure of Borrower to promptly, punctually, or faithfully perform or comply with any term or condition of this Forbearance as and when required, it being expressly acknowledged and agreed that TIME IS OF THE ESSENCE, and (iii) 5:00 p.m. (San Francisco, California time) on June 30, 2013 (the period commencing as of the date of the effectiveness of this Forbearance and ending on the earliest of (i), (ii) and (iii) above shall be referred to as the “Forbearance Period”).”

shall be amended as from the Ninth Extension Effective Date to read in its entirety (Section 2(a))(i) only) as follows:

“(i)           Forbearance by PFG.  In consideration of, among other things, Borrower’s compliance with each and every term of this Forbearance, PFG hereby agrees to forbear from exercising its rights and remedies as a result of the Specified Defaults until the earliest to occur of (i) a Default or an Event of Default under the Loan Agreement (with the sole exception of the Specified Defaults), (ii) the failure of Borrower to promptly, punctually, or faithfully perform or comply with any term or condition of this Ninth Forbearance Extension as and when required, it being expressly acknowledged and agreed that TIME IS OF THE ESSENCE, (iii) the occurrence of any other event or failure of a condition set forth in this Ninth Forbearance Extension (whether by the act of Borrower or a third party), (iv) the failure of Borrower to receive proceeds of at least $3,000,000 from the sale of convertible debt and/or equity by August 2, 2013, and (v) 5:00 p.m. (San Francisco, California time) on September 20, 2013, provided, however, such date shall be accelerated or extended in increments of one calendar week for each $250,000 increment by which the Financing cash proceeds fall short of (or exceed) $3,500,000 (the period commencing as of the date of the effectiveness of this Forbearance and ending on the earliest of (i), (ii), (iii), (iv) and (v) above shall be referred to as the “Forbearance Period”). For example only in respect of clause (v), above, if Borrower raises cash Financing proceeds of $4,125,000 before the end of the Forbearance Period, then the date specified in clause (v) would be extended by two weeks. If prior to the end of such extended period Borrower raised an additional $130,000, then the date specified in clause (v) would be extended by an additional one week.”

2.           Payment of Fees and Expenses.  Borrower shall pay to PFG its reasonable out-of-pocket fees and expenses in connection with this Ninth Forbearance Extension.

    3.           Additional Terms.

(a)  Conditional Partial Deferral of Interest. During the Forbearance Period, so long as no Default or Event of Default has occurred other than the Specified Defaults and no Default or Event of Default has occurred under the terms of this Ninth Forbearance, Borrower shall be obligated to pay in cash as and when due on a monthly basis only one-half of the interest due on monetary Obligations, with the balance of such interest, together with interest thereon at the specified Interest Rate, at the end of the Forbearance Period, however occurring.

(b)  Deferred Forbearance Fee. The parties acknowledge that Borrower contemplates closing a bridge financing of Borrower generally upon the terms set forth in that certain term sheet appended hereto for reference (only) as Exhibit A (the “Financing”). In consideration of PFG not accelerating the Obligations on the Ninth Amendment Effective Date, PFG’s deferral of a part of the interest due on outstanding monetary Obligations, and for other good and valuable consideration acknowledged by Borrower, Borrower shall pay PFG a Forbearance Fee, deemed fully earned on the Ninth Forbearance Extension Date but payable as set forth below, equal to: (i) in cash, the product of 12.5% of the gross proceeds of the Financing times 0.077% (determined as at the earlier of final closing of the Financing and December 31, 2013), payable at the end of this Ninth Forbearance Extension Forbearance Period (as grossed up on a monthly basis for additional cash Financing proceeds raised, and (B) in Borrower equity derivatives, warrants to purchase that number of shares of Borrower Common Stock at an exercise price of $0.01 as would result from the product of 12.5% of the gross proceeds of the Financing (determined as at the earlier of final closing of the Financing and December 31, 2013) times 3.97 (the “Warrants”). The Warrants shall be issuable by Borrower upon the earlier of the final closing of the Financing and PFG demand (with the number of shares of Common Stock issuable under the Warrants calculated as of the date of such demand, but with a gross-up provision to reflect any additional warrant coverage based on the final proceeds of the Financing. For the avoidance of doubt, Exhibit A is appended solely for reference and shall have no express or implied effect upon PFG’s rights or obligations under the Loan Documents.

4.           Ratification of Loan Documents.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of each of the Loan Documents to which it is a party. The authority and incumbency documents and certificates previously delivered to PFG in connection with the Loan Documents from time to time remain in full force and effect, unmodified, and are hereby ratified. The terms and conditions of the Loan Agreement remain in full force and effect, unmodified, notwithstanding PFG’s forbearance.

5.           Representations and Warranties.  Borrower represents and warrants that:

(a)           immediately upon execution of this Ninth Forbearance Extension and assuming Borrower’s satisfaction of the conditions set forth in Section 6 hereof (i) the representations and warranties contained in the Existing Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Default or Event of Default (other than the Specified Defaults) has occurred and is continuing or would result from the performance of the Loan Documents;

(b)           Borrower has the corporate power and authority to deliver this Ninth Forbearance Extension and to perform its Obligations under the Loan Documents and the person(s) executing this Ninth Forbearance Extension on behalf of Borrower are duly empowered to do so;

(c)           the certificate of incorporation and other formation and organizational documents of Borrower provided to PFG on the date of the Loan Agreement remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect or, if any such documents have been amended, supplemented or restated or are no longer true, accurate and complete, Borrower shall provide true, complete, correct and current versions of such documents as additional conditions to this Ninth Forbearance Extension under Section 6;

(d)           the execution and delivery by Borrower of this Ninth Forbearance Extension and the performance by Borrower of its Obligations under the Loan Agreement have been duly authorized by all necessary corporate action on the part of Borrower;

(e)           this Ninth Forbearance Extension, when executed and delivered by Borrower (i) constitutes the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights; and (ii) does not conflict with any law or regulation or judgment or the organizational documents of Borrower, or any agreement or document to which Borrower is a party or which is binding upon it or any of this assets; and (iii) does not require any authorization, approval, consent, licence or registration in any jurisdiction for its execution, performance, validity or enforceability that has not already been obtained by Borrower;

(f)           Borrower acknowledges that PFG has acted in good faith and has conducted in a commercially reasonable manner its relationship with Borrower in connection with this Ninth Forbearance Extension and in connection with the Loan Documents and that, as of the date hereof, it has no defenses against its obligation to pay any and all Obligations; and

(g)           the information set forth in the Representations, as updated by Borrower (as required) and delivered to PFG on or prior to the date hereof, continues to be true, correct, accurate and complete as of the Seventh Extension Effective Date.

Borrower understands and acknowledges that PFG is entering into this Ninth Forbearance Extension in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.

6.           Conditions.  Subject to the satisfaction of the conditions set forth below, this Ninth Forbearance Extension shall become effective on the date it is executed by the parties hereto, but shall continue to be subject to the satisfaction of all the following conditions:

6.1           Execution and Delivery.  As a condition precedent, Borrower shall have duly executed and delivered an original counterpart of this Ninth Forbearance Extension to PFG via electronic mail by 5:00 p.m. US Pacific Time on July 30, 2013 with the original of such counterpart not later than one Business Day thereafter via overnight courier.

6.2           Payment of PFG Expenses.  Borrower shall have paid upon demand all PFG Expenses (including all reasonable attorneys’ fees and expenses) incurred in connection with this Ninth Forbearance Extension.

6.3           Updates to Borrower Information. If required to render the Representations identified in Section 5(g) hereof true, correct, accurate and complete as of the date hereof in all material respects, Borrower shall update the Representations.

6.4           Guaranty. No demand shall have been made under that certain Unconditional Continuing Guaranty dated as of December 14, 2011 for the return of monies paid over to PFG upon PFG demand and being held by PFG.

6.5           Restatement of Outstanding Warrants. Upon the occurrence of a Next Equity Financing, at PFG’s option, either each of the Warrants issued to PFG and its designees in connection with the Forbearance and each Forbearance Extension shall be amended to specify the Number of Shares of Next Equity Financing Stock (or Common Stock, as the case may be) and relevant Exchange Price of Warrant Stock, or the Company shall provide PFG and its designees an officer’s certificate showing the Number of Shares of Next Equity Financing Stock (or Common Stock, as the case may be) and relevant Exchange Price for each Warrant held. Schedule A hereto sets forth the Warrants outstanding to PFG and its designees as of the Ninth Extension Effective Date. Borrower acknowledges that (i) all possible reductions in the Number of Shares under the Warrants (under the respective Section 1.7’s thereof), have expired and are no longer of any force and effect, and (ii) all Warrants (including the Warrants issued on the date of the Loan Agreement) shall reflect an Exchange Price of the lower of $0.11 and the Effective Price of the securities issued in a Next Equity Financing, the “Effective Price” being a value that excludes any value associated with any other consideration given in the Next Equity Financing, such as warrants or other rights, consistent with the manner in which the term “Effective Price” is used in the Warrants issued in connection with the Forbearance and each Forbearance Extension.

For the avoidance of doubt, the failure of any of the conditions set forth in this Section 6 at any time, unless waived by PFG in its sole discretion, shall constitute an Event of Default.

7.           Terms Related to Shutdown Transaction.  PFG expressly reserves all rights under the Loan Documents with respect to the Shutdown Transaction, a transaction PFG believes (and advised Borrower) required its prior consent. PFG’s execution of this forbearance shall not be deemed a waiver of any rights PFG may have in relation to the Shutdown Transaction. Borrower shall promptly pay over to PFG, to be held by PFG as a non-segregated deposit against Borrower’s monetary Obligations: (i) any consideration received or to be received by Borrower from the New ISC in connection with the Shutdown Transaction and (ii) any payments received or to be received by Borrower as license fees, royalty payments or otherwise from or in connection with New ISC.  Borrower shall promptly provide such details and information regarding the commercial relationship between Borrower and New ISC as PFG may reasonably request at any and all times.

8.           Counterparts.  This Forbearance may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument.  All counterparts shall be deemed an original of this Forbearance.

9.           Integration; Construction.  This Ninth Forbearance Extension, the Eighth Forbearance Extension, the Seventh Forbearance Extension, the Sixth Forbearance Extension, the Fifth Forbearance Extension, the Fourth Forbearance Extension, Third Forbearance Extension, the Second Forbearance Extension, the First Forbearance Extension, the Forbearance (including without limitation the release set forth in Section 4 thereof, which shall be deemed incorporated by reference herein and given as of the Ninth Extension Effective Date), the Loan Agreement, the other Loan Documents and any documents executed in connection herewith or therewith or pursuant hereto or thereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Ninth Forbearance Extension; except that any financing statements or other agreements or instruments filed by PFG with respect to Borrower shall remain in full force and effect. The title of this Agreement and section headings are for the readers’ convenience only and shall be ignored for purposes of integration into the Loan Agreement. The quotation marks around modified clauses set forth herein and any differing font styles, if any, in which such clauses are presented herein are for ease of reading only and shall be ignored for purposes of construing and interpreting this Ninth Forbearance Extension. The Recitals to this Ninth Forbearance Extension are expressly incorporated by reference herein. The General Provisions set forth in Section 9 of the Loan Agreement are incorporated herein by reference.

10.           Governing Law; Venue.  THIS NINTH FORBEARANCE EXTENSION SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.  Borrower and PFG each submit to the exclusive jurisdiction of the State and Federal courts in San Francisco County, California.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Ninth Forbearance Extension to be executed as of the Ninth Extension Effective Date.

Borrower:

ISC8, Inc.
a Delaware corporation

By: /s/ John Vong
Name: John Vong
Title: Sr. Vice President and Chief Financial Officer

PFG:

Partners for Growth III, L.P.

By:  /s/ Lorraine Nield
Name: Lorraine Nield
Title:   Manager, Partners for Growth III, LLC,
its General Partner

Schedule A to Ninth Forbearance Extension

Original Loan	Warrant Stock	Exchange Price
PFG	6,750,000 CS	Lower of $0.11 and NEFEP1
PFGEI	990,000 CS	Lower of $0.11 and NEFEP1
SVB	7,260,000 CS	Lower of $0.11 and NEFEP1
8/21/12 Forb.	(@ Holder option)
PFG	($101,250/NEFEP) NEFS or 920,455 CS	NEFEP (NEFS) or $0.11 (CS)
PFGEI	($14,850/NEFEP) NEFS or 135,000 CS	NEFEP (NEFS) or $0.11 (CS)
SVB	($108,900/NEFEP) NEFS or 990,000 CS	NEFEP (NEFS) or $0.11 (CS)
9/28/12 Extension	(@ Holder option)
PFG	($101,250/NEFEP) NEFS or 920,455 CS	NEFEP (NEFS) or $0.11 (CS)
PFGEI	($14,850/NEFEP) NEFS or 135,000 CS	NEFEP (NEFS) or $0.11 (CS)
SVB	($108,900/NEFEP) NEFS or 990,000 CS	NEFEP (NEFS) or $0.11 (CS)
10/31/12 Extension	(@ Holder option)
PFG	($101,250/NEFEP) NEFS or 920,455 CS	NEFEP (NEFS) or $0.11 (CS)
PFGEI	($14,850/NEFEP) NEFS or 135,000 CS	NEFEP (NEFS) or $0.11 (CS)
SVB	($108,900/NEFEP) NEFS or 990,000 CS	NEFEP (NEFS) or $0.11 (CS)
12/15/12 Extension	(@ Holder option)
PFG	($101,250/NEFEP) NEFS or 920,455 CS	NEFEP (NEFS) or $0.11 (CS)
PFGEI	($14,850/NEFEP) NEFS or 135,000 CS	NEFEP (NEFS) or $0.11 (CS)
SVB	($108,900/NEFEP) NEFS or 990,000 CS	NEFEP (NEFS) or $0.11 (CS)
2/1/13 Extension	(@ Holder option)
PFG	($101,250/NEFEP) NEFS or 920,455 CS	NEFEP (NEFS) or $0.11 (CS)
PFGEI	($14,850/NEFEP) NEFS or 135,000 CS	NEFEP (NEFS) or $0.11 (CS)
SVB	($108,900/NEFEP) NEFS or 990,000 CS	NEFEP (NEFS) or $0.11 (CS)
3/1/13 Extension	(@ Holder option)
PFG	($101,250/NEFEP) NEFS or 920,455 CS	NEFEP (NEFS) or $0.11 (CS)
PFGEI	($14,850/NEFEP) NEFS or 135,000 CS	NEFEP (NEFS) or $0.11 (CS)
SVB	($108,900/NEFEP) NEFS or 990,000 CS	NEFEP (NEFS) or $0.11 (CS)
4/1/13 Extension	(@ Holder option)
PFG	($101,250/NEFEP) NEFS or 920,455 CS	NEFEP (NEFS) or $0.11 (CS)
PFGEI	($14,850/NEFEP) NEFS or 135,000 CS	NEFEP (NEFS) or $0.11 (CS)
SVB	($108,900/NEFEP) NEFS or 990,000 CS	NEFEP (NEFS) or $0.11 (CS)
5/1/13 Extension	(@ Holder option)
PFG	($101,250/NEFEP) NEFS or 920,455 CS	NEFEP (NEFS) or $0.11 (CS)
PFGEI	($14,850/NEFEP) NEFS or 135,000 CS	NEFEP (NEFS) or $0.11 (CS)
SVB	($108,900/NEFEP) NEFS or 990,000 CS	NEFEP (NEFS) or $0.11 (CS)
6/1/13 Extension	(@ Holder option)
PFG	($101,250/NEFEP) NEFS or 920,455 CS	NEFEP (NEFS) or $0.11 (CS)
PFGEI	($14,850/NEFEP) NEFS or 135,000 CS	NEFEP (NEFS) or $0.11 (CS)
SVB	($108,900/NEFEP) NEFS or 990,000 CS	NEFEP (NEFS) or $0.11 (CS)

Note 1. The 8/21/12 Forbearance adjusted the Exchange Price of the original Warrants.

Terms below are as defined in the Warrants

NEFS = “Next Equity Financing Stock”
NEFEP = “Next Equity Financing Effective Price”
CS = Common Stock

Example: Based on proposed terms of Next Equity Financing, PFG 8/21/12 Warrant would be restated for (or an officer’s certificate in favor of PFG would reflect) ($101,250 divided by $[NEFEP]) exchangeable at $[NEFEP] shares of NEFS or 920,455 shares of CS exchangeable at $0.11 per share. Based on currently-advised terms of Next Equity Financing, Holders would always elect NEFS at the assumed NEFEP and the restated warrant or officer’s certificate would reflect the same.